UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
_______________________
AUXILIO, INC.
(Exact name of registrant as specified in its charter)
Nevada	88-0350448
(State of incorporation or organization)	(IRS Employer Identification No.)

27271 Las Ramblas, Suite 200 Mission Viejo, California (Address of Principal Executive Offices)	92691 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To be So Registered Common Stock, par value $0.001 per share	Name of Each Exchange on Which Each Class Is To Be Registered NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e),
check the following box:   [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d),
check the following box:   [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement file number to which this form relates:   N/A

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant's Securities to be Registered.

A description of Registrant's $0.001 par value common stock ("Common Stock") being registered hereunder is contained in the section entitled "Description of Capital Stock" in the Registrant's Post-Effective Amendment No. 13 to Form S-1 (File No. 333-135640) filed with the Securities and Exchange Commission on April 15, 2013, and is incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the instructions to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE MKT LLC and the securities registered hereby are not being registered on this Form 8-A pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized.

AUXILIO, INC.

By:	/s/Paul T. Anthony
Paul T. Anthony
Chief Financial Officer

February 9, 2017